UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 20, 2016, the Board of Directors (the “Board”) of EXCO Resources, Inc. (the “Company”) adopted the EXCO Resources, Inc. 2016 Management Incentive Plan (the “MIP”) for the Company’s management and vice-president level employees, including the Company’s named executive officers. The MIP provides for the payment of performance-based Awards to eligible employees, of which seventy-five percent (75%) of the Award is payable in cash and twenty-five percent (25%) of the Award is payable in shares of fully-vested restricted stock pursuant to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan (the “Incentive Plan”). Capitalized terms used herein that are not otherwise defined shall have their respective meanings set forth in the MIP.

Purpose

The purpose of the MIP is to attract and retain the Company’s management team and to encourage them to remain with, and devote their best efforts to, the Company and its subsidiaries, and to reward them for outstanding performance, thereby advancing the interests of the Company and aligning management’s interests with those of the Company’s shareholders. The MIP provides a means of rewarding Participants (as defined below) based on the overall performance of the Company and the achievement of Performance Goals.

Term

The Board may terminate the MIP at any time, or from time to time amend, modify or suspend the MIP.

Administration

The MIP will be administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee is authorized to determine the employees that are eligible to receive awards, establish the performance goals and achievement levels, certify the achievement of the performance goals, establish payout schedules, interpret the MIP, and adopt such rules and regulations, consistent with the provisions of the MIP, as it may deem advisable to carry out under the MIP. The Compensation Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the MIP.

Eligibility

Employees who are at the management or vice-president level are eligible to participate in the MIP. For each calendar year, or such shorter period in the event of a change of control (a “Performance Period”), the Compensation Committee will select the employees who are eligible to receive an Award under the MIP (each, a “Participant”). The Compensation Committee will designate each Participant to a tier level, consisting of either “Tier 1” or “Tier 2” Participants. The Compensation Committee will also establish a “Tier 2 Pool” (as discussed below) that is available for “Pool Awards” to the Tier 2 Participants.

One hundred percent of a Tier 1 Participant’s Award will be in the form of a Fixed Award (as described below). Fifty percent of a Tier 2 Participant’s Award will be in the form of Fixed Award and the other fifty percent (if allocated) will be in the form of a Pool Award (defined below). Once the Tier 2 Pool is established, the Company’s Chief Executive Officer will allocate the Tier 2 Pool, in his sole discretion, to the Tier 2 Participants (such allocated amount, if any, being referred to as, a “Pool Award”). The amounts allocated to each Tier 2 Participant may vary, and may be zero.

Performance Goals and Awards

For each Performance Period, the Compensation Committee will establish (i) the Performance Goals for the Performance Period, (ii) the Threshold Achievement, Target Achievement and Maximum Achievement levels for each Performance Measure underlying the Performance Goals and (iii) the aggregate dollar amount of the “Tier 2 Pool” available for Pool Awards granted by the Company’s Chief Executive Officer to the Tier 2 Participants. The Performance Measures under the MIP include: Production, Gathering and Transportation Costs, General and Administrative Costs, Finding and Development Costs and Lease Operating Expenses; provided that each Performance Measure shall be adjusted on a pro forma basis to take into account any acquisitions or dispositions consummated during the Performance Period.

One hundred percent of an Award granted to a Tier 1 Participant and fifty percent of an Award granted to a Tier 2 Participant (such Awards being referred to as, “Fixed Awards”), and the amount of the Tier 2 Pool shall be based on: (i) the Company’s Overall Performance Level, (ii) a discretionary portion that is determined by the Compensation Committee, and (iii) a Safety Modifier (as defined below) adjustment. For each Performance Period, the Compensation Committee will establish a payout schedule for (x) determining the payout amount for Fixed Awards, and (y) determining the amount of the Tier 2 Pool.

Ninety percent (90%) of a Fixed Award and the amount of the Tier 2 Pool will be based on the Company’s Overall Performance Level, which is the sum of the weighted actual achievement of the Performance Goals for each Performance Measure in a particular Performance Period. Achievement of the Performance Goals will be calculated on the basis of straight-line interpolation between the Threshold Achievement, Target Achievement and Maximum Achievement levels for each Performance Measure underlying the Performance Goal. The remaining ten percent (10%) of a Fixed Award and the amount of the Tier 2 Pool shall be discretionary and will be determined in the sole discretion of the Compensation Committee in accordance with the terms of the MIP. In addition, the Fixed Award and the amount of the Tier 2 Pool that is based on the Overall Performance Level is subject to an automatic five percent (5%) positive or negative adjustment based on the Safety Modifier, which is a comparison of the Company’s Total Recordable Incident Rate as compared to the incident rate of nonfatal occupational injuries and illnesses for the oil and natural gas industry in the year immediately preceding the Performance Period (the “Target Recordable Incident Rate”) (which, for the 2016 Performance Period, is Target Recordable Incident Rate of 1.3) (the “Safety Modifier”). In the event that the Company’s Total Recordable Incident Rate for the Performance Period is at or below the Target Recordable Incident Rate, the portion of the Fixed Award or Tier 2 Pool that is based upon the Overall Performance Level shall be automatically positively adjusted by five percent (5%), while if the Company’s Total Recordable Incident Rate for the Performance Period is above the Target Recordable Incident Rate, the portion of the Fixed Award or Tier 2 Pool that is based upon the Overall Performance Level shall be automatically negatively adjusted by five percent (5%).

For the Performance Period of January 1 through December 31, 2016, each Participant will be entitled to a Fixed Award based on the following Performance Measures and Performance Goals:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
Production (Mcfe)	10%	109,000	114,000	119,000
General and Administrative Costs (net) (dollars in millions)	25%	$33.5	$29.25	$25.0
Finding and Development Costs (dollars per Mcfe)	10%	Gas: $1.23 Oil: N/A	Gas: $1.05 Oil: N/A	Gas: $0.95 Oil: N/A
Gathering and Transportation Costs (net) (dollars in millions)	25%	$105.0	$92.5	$80.0
Lease Operating Expenses (dollars per Mcfe)	20%	$0.46	$0.44	$0.42
Discretion of the Committee	10%

Once the Overall Performance Level is determined, the Fixed Award for each of the Company’s named executive officers, each of whom is a Tier 1 Participant, will be determined using the following payout schedule:

Named Executive Officer	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Achievement Level	Percentage of Base Salary for Threshold Achievement Level	Percentage of Base Salary for Target Achievement Level	Percentage Base Salary for Maximum Achievement Level
Richard A. Burnett	0%	35%	70%	140%
Harold L. Hickey	0%	35%	70%	140%
Harold H. Jameson	0%	35%	70%	140%

In 2016, for example, if the Company’s Overall Performance Level meets the Target Achievement level, then each of Messrs. Burnett, Hickey and Jameson would be entitled to an Award equal to seventy percent (70%) of his base salary. For each of Messrs. Burnett, Hickey and Jameson, ninety percent (90%) of the Award for the Target Achievement level would be a non-discretionary payment, subject to adjustment based on the Safety Modifier, and ten percent (10%) of the Award for the Target Achievement level would be an amount that is determined by the Compensation Committee in its sole discretion.

Once the Overall Performance Level is determined, the Fixed Award for each Tier 2 Participant, will be determined using the following payout schedule:

Overall Performance Level	Payout Schedule
< Threshold	No payout
Threshold	18% of Base Salary x 50%
Target	35% of Base Salary x 50%
Maximum	70% of Base Salary x 50%
> Maximum	70% of Base Salary x 50%

Further, the Tier 2 Pool will be determined using the “Tier 2 Base” (which is equal to fifty percent (50%) of the aggregate base salaries of all Tier 2 Participants) and the following “Pool Payout Schedule”:

Overall Performance Level	Pool Payout Schedule
< Threshold	No payout
Threshold	18% of Tier 2 Base
Target	35% of Tier 2 Base
Maximum	70% of Tier 2 Base
> Maximum	70% of Tier 2 Base

Once the Fixed Award for each Participant and the amount of the Tier 2 Pool has been determined by the Compensation Committee, payment of Awards under the MIP will be made as soon as administratively possible after the end of each Performance Period, but in no event later than March 15 of the year immediately following the end of the Performance Period. The Company’s Chief Executive Officer will allocate the Pool Awards from Tier 2 Pool, in his sole discretion, to the Tier 2 Participants. The amounts allocated to each Tier 2 Participant may vary, and may be zero. Seventy-five percent (75%) of each Award will be paid in cash and twenty-five percent (25%) of each Award will be paid in shares of fully-vested restricted stock pursuant to the Incentive Plan.

The MIP also includes provisions regarding the payment of Awards in the event of a change of control of the Company or a Participant’s termination of employment.

The foregoing description of the MIP does not purport to be complete and is qualified in its entirety by reference to the MIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2016 Management Incentive Plan, dated April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: April 26, 2016	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2016 Management Incentive Plan, dated April 20, 2016.